UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Acadia Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12830 El Camino Real, Suite 400
San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 558-2871

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ACAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 29, 2025, Acadia Pharmaceuticals Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”).

(b)

The election of three nominees to serve as Class III directors on the Company’s Board of Directors until the Company’s 2028 Annual Meeting of Stockholders was carried out at the 2025 Annual Meeting. The following three Class III directors were elected by the votes indicated:

	For	Withheld	Broker Non- Votes
Catherine Owen Adams	142,149,434	2,923,385	10,343,307
Laura A. Brege	129,105,717	15,967,102	10,343,307
Elizabeth A. Garofalo, M.D.	140,048,500	5,024,319	10,343,307

In addition to the election of three Class III directors, the following matters were submitted to a vote of the stockholders at the 2025 Annual Meeting:

(i)

the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the 2025 Annual Meeting filed with the Securities and Exchange Commission on April 25, 2025, which was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
142,156,754	2,807,251	108,814	10,343,307

(ii)	the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, which was ratified by the following vote:

For	Against	Abstain
154,454,616	926,490	35,019

Each of the foregoing voting results from the 2025 Annual Meeting is final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Pharmaceuticals Inc.

Date: May 29, 2025	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes Executive Vice President, Chief Legal Officer & Secretary